SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___           Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2007, The Lexington Master Limited Partnership (the “Partnership”) entered into a Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) of Lex-Win Acquisition LLC (“Lex-Win”), among the Partnership, VII Wells Holdings, L.L.C. (“VII Wells”), WRT Realty, L.P. (“WRT”), Square Mile Value LLC (“Square Mile”) and Stark Wells Holdings, LLC (“Stark”). The purpose of amending and restating the Operating Agreement was to admit Square Mile and Star as members of Lex-Win.  As a result of this admission, the Partnership’s interest in Lex-Win was reduced to 28% of the outstanding membership interests.

The foregoing description is qualified in its entirety by reference to the Operating Agreement, which will be attached as an exhibit to the Trust’s and the Partnership’s Quarterly Reports on Form 10-Q for the period ended September 30, 2007, which the Trust and the Partnership intend to file in November 2007.

Item 8.01.                                Other Events.

On July 12, 2007, the Trust announced that Lex-Win extended the expiration date of its previously announced tender offer for up to 45,000,000 shares of Wells Real Estate Investment Trust, Inc. at a price of $9.30 per share.  The tender offer has been extended so that it will now expire at 5:00 p.m. New York time on July 20, 2007 unless the offer is further extended.

The foregoing description is qualified in its entirety by reference to the press release issued July 12, 2007, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                Financial Statements and Exhibits.

(d)         Exhibits

99.1	Press Release dated July 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: July 16, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1	Press Release dated July 12, 2007